Exhibit 10.1

ZOVIO INC
EXECUTIVE RELOCATION POLICY
(Adopted July 16 2019)i

The Compensation Committee (the “Committee”) of the Board of Directors of Zovio Inc (the “Company”) desires to establish this Executive Relocation Policy (the “Policy”).
This Policy is applicable to the following Executives of the Company and any other employee who is designated as an “ Executive” by the Committee:
Chief Executive Officer
Chief Financial Officer
Chief Operating Officer
Chief Technology Officer
Chief People Officer
Chief Strategy Officer
Chief External Affairs Officer
Chief Marketing Officer
General Counsel
President, Learn@Forbes

This Policy shall be administrated by the Committee. All questions of interpretation or application of this Policy shall be determined by the Committee; the Committee shall have full and complete discretion to interpret and apply this Policy in a manner it sees fit after taking into account all matters and events it considers to be relevant.
The Committee has the authority to amend this Policy in any way and at any time in its sole discretion.
The Company shall engage a relocation provider (the “Provider”) to work with Executives on their relocation. The Company shall reimburse home sale and relocation expenses as follows:
Home Sale Benefits

Preferred Home Sale Program	Buyer Value Option program. Must participate with the Provider’s home sale program. Includes full service professional marketing assistance at no additional cost. No tax assistance.
Or
Alternative Home Sale Program (Direct Reimbursement of Closing Costs)	Direct reimbursement of closing costs. Tax assisted.

Exhibit 10.1

Relocation Benefits (tax assisted unless otherwise noted)

New Home Purchase Closing Costs	Reimbursement of normal and customary non-recurring buyer paid closing costs.
Mortgage Coordination Assistance	Access to local and national lenders who offer competitive products with the benefit of having new home purchase closing costs direct billed. (no tax assistance)
Household Goods Transportation	Full service with professional pack and full unpack. No maximum weight limits. Includes special handling of goods as needed.
Household Goods Concierge	Includes concierge service with Provider management on-site, maid service for professional organization and putting items away.
Household Goods Storage	Up to 90 days.
Auto Transportation	One car per licensed driver.
Home Finding Trip	Two trips up to eight days combined. Includes lodging, rental car, airfare or mileage reimbursement, reasonable and customary meal expenses according to Company travel policy.
Home Finding Assistance	Home finding program through Provider for reimbursement of closing costs. (no tax assistance)
Final Move	Airfare or mileage reimbursement, rental car and reasonable and customary meal expenses while en route according to Company travel policy.
Return Trips	Airfare or mileage reimbursement only. Can be used every other weekend while in temporary living.
Temporary Living (accommodation only)	90 nights in fully furnished service apartment (including weekly housekeeping). Includes VIP meet and greet service and welcome grocery pack.
Miscellaneous Relocation Assistance	One month base salary, not to exceed $10,000, paid net of taxes. (no tax assistance)
Duplicate Housing Assistance	Up to three months duplicate housing assistance not to exceed $20,000, cannot be used at the same time while in Temporary Living.

Exhibit 10.1

Tax Assistance: To help offset the additional Federal and/or State income taxes payable by the Executive, an additional 60% of the sum of all the home sale and relocation expenses eligible for tax assistance shall be included.
Repayment of Home Sale and Relocation Benefits: The Executive shall repay the follow pro-rated amounts if Executive’s employment is terminated within 2 years after completing the relocation.
100% if employment ceases within 6 months,
75% if employment ceases within 7-12 months,
50% if employment ceases within 13-18 months, and
25% if employment ceases within 19-24 months.

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i Policy shall apply retrospectively for relocations initiated by any Executive at any time in 2018 or 2019, if approved by the Compensation Committee.